EXHIBIT 99.1

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2012 and 2011

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2012 and 2011

Table of Contents

Page

Independent Auditors’ Report	1

Consolidated Balance Sheets	2 - 3

Consolidated Statements of Operations	4

Consolidated Statements of Stockholders’ Equity and Comprehensive Loss, Redeemable Noncontrolling Interest and Redeemable Preferred Stock	5

Consolidated Statements of Cash Flows	6

Notes to Consolidated Financial Statements	7 - 40

Independent Auditors’ Report

The Trustee

Elpida Memory, Inc. (Debtors-in-Possession)

We have audited the accompanying consolidated balance sheets of Elpida Memory, Inc. and subsidiaries as of March 31, 2012 and 2011, and the related consolidated statements of operations, stockholders’ equity, comprehensive loss, redeemable noncontrolling interest and redeemable preferred stock, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Elpida Memory, Inc. and subsidiaries at March 31, 2012 and 2011, and the consolidated results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that Elpida Memory, Inc. will continue as a going concern. As more fully described in Note (1) to the consolidated financial statements, on February 27, 2012, Elpida Memory, Inc. filed a voluntary petition for reorganization under the Corporate Reorganization Act in Japan. Uncertainties inherent in the bankruptcy process raise substantial doubt about Elpida Memory, Inc.’s ability to continue as a going concern. Management’s plans in regard to these matters also are described in Note (1). The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Ernst & Young ShinNihon LLC

Tokyo, Japan

December 5, 2012

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

CONSOLIDATED BALANCE SHEETS

March 31, 2012 and 2011

(Yen in millions, except share data)

	2012	2011
Assets
Current assets:
Cash and cash equivalents	¥51,428	¥112,839
Accounts receivable, trade less allowance for doubtful accountsof ¥1,875 and ¥1,893 at March 31, 2012 and 2011, respectively	28,794	69,146
Accounts receivable, other less allowance for doubtful accountsof ¥914 at March 31, 2011	11,499	17,685
Inventories	81,053	73,840
Prepaid expense and other current assets	5,301	3,375
Total current assets	178,075	276,885

Property, plant, and equipment:
Land	504	4,219
Buildings and structures	36,615	117,298
Machinery and equipment	467,745	991,253
Furniture and fixtures	6,134	47,206
Construction in progress	13,728	24,656
Total property, plant, and equipment	524,726	1,184,632
Less accumulated depreciation and amortization	(195,287)	(575,628)
Net property, plant, and equipment	329,439	609,004

Investment securities	2,113	3,281
Investment in an affiliated company	3,172	9,532
Intangible assets	1,807	16,212
Other assets	680	3,285

Total assets	¥515,286	¥918,199

	2012	2011
Liabilities and Stockholders’ Equity
Current liabilities not subject to compromise:
Current portion of long-term debt	¥27,840	¥132,188
Current portion of obligations under capital leases	10,900	24,833
Accounts payable, trade	19,912	54,137
Accounts payable, other	4,726	29,542
Accrued income taxes	1,016	398
Accrued expenses and other current liabilities	13,574	28,600
Total current liabilities not subject to compromise	77,968	269,698
Long-term liabilities not subject to compromise:
Long-term debt, excluding current portion	10,849	204,968
Obligations under capital leases, excluding current portion	30,794	76,391
Liability for retirement benefits	5,261	3,914
Deferred income taxes	777	970
Other liabilities	1,702	7,766
Total long-term liabilities not subject to compromise	49,383	294,009
Total liabilities not subject to compromise	127,351	563,707
Liabilities subject to compromise	362,246	—
Total liabilities	489,597	563,707
Redeemable noncontrolling interest	19,550	20,800
Redeemable Type I preferred stock, Authorized 1,000,000 shares; issued and outstanding 1,000,000 shares at March 31, 2012 and 2011, respectively	10,554	10,554
Redeemable Type II preferred stock, Authorized 2,000,000 shares; issued 2,000,000 shares and outstanding 1,838,967 shares at March 31, 2012 and 2011, respectively	19,409	19,409
Stockholders’ equity:
Common stock, Authorized 400,000,000 shares; issued and outstanding 271,787,370 shares and 214,517,370 shares at March 31, 2012 and 2011, respectively	222,738	202,258
Additional paid-in capital	234,179	213,918
Accumulated deficit	(513,256)	(152,822)
Accumulated other comprehensive loss	(22,796)	(19,318)
Treasury stock, 1,518 and 1,476 common shares at March 31, 2012 and 2011, respectively, at cost	(5)	(5)
Total stockholders’ (deficit) equity attributable to Elpida Memory, Inc. and subsidiaries	(79,140)	244,031
Noncontrolling interest	55,316	59,698
Total stockholders’ equity	(23,824)	303,729
Total liabilities and stockholders’ equity	¥515,286	¥918,199

See accompanying notes to consolidated financial statements.

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended March 31, 2012 and 2011

(Yen in millions)

	2012	2011
Net sales	¥284,410	¥511,636
Cost of sales	331,523	402,902
Gross (loss) profit	(47,113)	108,734
Selling, general, and administrative expenses	64,201	67,718
Impairment charge	229,560	493
Operating (loss) income	(340,874)	40,523
Equity in (loss) income of an equity method investee	(2,392)	536
Interest income	236	206
Interest expense (contractual interest expense of ¥8,576 for the year ended March 31, 2012)	8,445	10,897
Foreign exchange losses	(341)	(8,295)
Other expense, net	(7,737)	(2,362)
(Loss) income before reorganization items and income taxes	(359,553)	19,711
Reorganization items, net	(3,505)	—
(Loss) income before income taxes	(363,058)	19,711
Income taxes:
Current	960	558
Deferred	(260)	640
Net (loss) income	(363,758)	18,513
Less: Net (loss) income attributable to noncontrolling interest	(3,344)	16,871
Net (loss) income attributable to Elpida Memory, Inc. and subsidiaries	¥(360,414)	¥1,642

See accompanying notes to consolidated financial statements.

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY,

COMPREHENSIVE LOSS, REDEEMABLE NONCONTROLLING INTEREST

AND REDEEMABLE PREFERRED STOCK

Years ended March 31, 2012 and 2011

(Yen in millions, except share data)

	Common stock		Additional paid-in	Accumulated	Accumulated other comprehensive	Treasury	Stockholders’ (deficit) equity attributable to Elpida Memory, Inc. and	Noncontrolling	Total stockholders’	Redeemable noncontrolling	Redeemable Type I preferred stock		Redeemable Type II preferred stock
	Shares	Amount	capital	deficit	loss	stock	Subsidiaries	interest	equity	interest	Shares	Amount	Shares	Amount
Balances at March 31, 2010	196,601,419	¥189,650	¥202,323	¥(154,464)	¥(15,393)	¥(5)	¥222,111	¥53,485	¥275,596	¥35,800	1,000,000	¥10,204	2,000,000	¥20,408
Comprehensive income:
Net income	—	—	—	1,642	—	—	1,642	16,871	18,513	0	—	—	—	—
Net change in:
Unrealized loss on investment securities, net of tax	—	—	—	—	(209)	—	(209)	—	(209)	—	—	—	—	—
Retirement benefits, net of tax	—	—	—	—	(120)	—	(120)	1	(119)	—	—	—	—	—
Foreign currency translation adjustments, net of tax	—	—	—	—	(3,596)	—	(3,596)	(1,476)	(5,072)	—	—	—	—	—
Total comprehensive (loss) income							(2,283)	15,396	13,113	0
Shares issued in connection with:
Increase of capital	16,470,200	11,803	11,803	—	—	—	23,606	—	23,606	—	—	—	—	—
Sale of subsidiary’s shares	—	—	—	—	—	—	—	(7,868)	(7,868)	—	—	—	—	—
Purchase of subsidiary’s shares	—	—	0	—	—	—	0	(900)	(900)	—	—	—	—	—
Redemption of subsidiary’s preferred stock	—	—	—	—	—	—	—	—	—	(15,000)	—	—	—	—
Purchase of 15 common shares	—	—	—	—	—	(0)	(0)	—	—	—	—	—	—	—
Conversion of preferred stock	1,445,751	805	805	—	—	—	1,610	—	1,610	—	—	—	(161,033)	(1,610)
Increase in redeemable preferred stock	—	—	(961)	—	—	—	(961)	—	(961)	—	—	350	—	611
Other, net	—	—	(52)	—	—	—	(52)	(415)	(467)	—	—	—	—	—
Balances at March 31, 2011	214,517,370	202,258	213,918	(152,822)	(19,318)	(5)	244,031	59,698	303,729	20,800	1,000,000	10,554	1,838,967	19,409
Comprehensive loss:
Net loss	—	—	—	(360,414)	—	—	(360,414)	(3,344)	(363,758)	0	—	—	—	—
Net change in:
Unrealized gain on investment securities, net of tax	—	—	—	—	120	—	120	—	120	—	—	—	—	—
Retirement benefits, net of tax	—	—	—	—	(791)	—	(791)	1	(790)	—	—	—	—	—
Foreign currency translation adjustments, net of tax	—	—	—	—	(2,807)	—	(2,807)	(987)	(3,794)	—	—	—	—	—
Total comprehensive loss							(363,892)	(4,330)	(368,222)	0
Shares issued in connection with:
Increase of capital	57,270,000	20,480	20,480	—	—	—	40,960	—	40,960	—	—	—	—	—
Sale of subsidiary’s preferred stock	—	—	—	—	—	—	—	—	—	3,750	—	—	—	—
Redemption of subsidiary’s preferred stock	—	—	—	—	—	—	—	—	—	(5,000)	—	—	—	—
Purchase of 42 common shares	—	—	—	—	—	(0)	(0)	—	(0)	—	—	—	—	—
Other, net	—	—	(219)	(20)	—	—	(239)	(52)	(291)	—	—	—	—	—
Balances at March 31, 2012	271,787,370	¥222,738	¥234,179	¥(513,256)	¥(22,796)	¥(5)	¥(79,140)	¥55,316	¥(23,824)	¥19,550	1,000,000	¥10,554	1,838,967	¥19,409

See accompanying notes to consolidated financial statements.

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended March 31, 2012 and 2011

(Yen in millions)

	2012	2011
Cash flows provided by operating activities:
Net (loss) income	¥(363,758)	¥18,513
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	120,978	117,825
Impairment charge	229,560	493
Deferred income tax	(260)	640
Allowance for doubtful accounts	(1,317)	(226)
Retirement benefits	1,321	609
Equity in loss (income) of equity method investees	2,392	(536)
Impairment loss on investment securities	6,226	566
Loss (gain) on sale of equipment	47	(127)
Loss on disposal of fixed assets	329	1,521
Gain on sales of subsidiary’s shares	(78)	(674)
Changes in operating assets and liabilities, net of acquisition:
Decrease in accounts receivable, trade	38,895	39,155
Decrease (increase) in accounts receivable, other	7,055	(6,343)
Increase in inventories	(7,331)	(1,802)
Increase (decrease) in accounts payable, trade	2,653	(1,628)
Increase (decrease) in accounts payable, other	12,476	(2,385)
Other, net	(19,040)	10,925
Cash provided by operating activities	30,148	176,526
Cash flows from investing activities:
Net increase in time deposits	(1)	(1)
Purchase of fixed assets	(65,126)	(97,598)
Proceeds from sales of property	429	985
Acquisition of subsidiaries’ stock	—	(15,245)
Purchase of investment securities	(1,240)	—
Proceeds from sale of subsidiaries, net of cash disposed	3,567	939
Purchase of intangible assets	(6,437)	(6,581)
Collection of loans receivable	—	5,686
Other, net	25	73
Net cash used in investing activities	(68,783)	(111,742)
Cash flows from financing activities:
Proceeds from short-term debt	6,032	3,191
Proceeds from long-term borrowings	11,452	—
Repayments of short-term debt	(6,032)	(3,597)
Repayments of long-term borrowings	(65,287)	(130,196)
Proceeds from issuance of bonds	27,462	66,720
Repayments of bonds	(30,000)	(30,000)
Proceeds from issuance of stock	40,746	23,201
Proceeds from sale and lease-back transactions	17,604	32,479
Principal payments on capital lease obligations	(23,780)	(25,815)
Net cash used in financing activities	(21,803)	(64,017)
Effect of exchange rate changes on cash and cash equivalents	(973)	(1,266)
Net decrease in cash and cash equivalents	(61,411)	(499)
Cash and cash equivalents at beginning of year	112,839	113,338
Cash and cash equivalents at end of year	¥51,428	¥112,839

See accompanying notes to consolidated financial statements.

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2012 and 2011

(Yen in millions, except share data)

(1)            Description of Business, Basis of Presentation and Other Relevant Information

(a)            Description of Business and Basis of Presentation

Elpida Memory, Inc. (“Elpida”) was established in December 1999 as a joint venture owned 50% each by NEC Corporation and Hitachi, Ltd. under the Commercial Code of Japan. Its initial public offering was completed on November 15, 2004, in the First Section of the Tokyo Stock Exchange (the “TSE”).

Elpida and its subsidiaries (hereinafter referred to collectively as the “Company”) develop, design, manufacture and sell dynamic random access memory semiconductors (“DRAMs”). The Company’s product portfolio consists of two categories, premier DRAMs (for digital consumer electronics and mobile devices) and computing DRAMs (for servers and personal computers). The Company provides a wide variety of products to leading international electronics companies in Japan, Asia, North America and Europe. The Company has manufacturing facilities in Hiroshima (wafer processing) and in Akita (packaging and testing). Further, it has sales and marketing support offices in Japan, North America, Europe, Taiwan, Hong Kong and Singapore. In addition to its own manufacturing facilities, Elpida utilizes the foundry services of Rexchip Electronic Corporation (“Rexchip”) and Powerchip Technology Corporation (“PTC”) for the production of DRAMs for the computing market. Rexchip is Elpida’s consolidated subsidiary and PTC owns a 24.06% interest in Rexchip as a noncontrolling interest holder at March 31, 2012.

Elpida and its domestic subsidiaries maintain their records and prepare their consolidated financial statements in accordance with the provisions set forth in the Japan Financial Instruments and Exchange Act and its related accounting regulations, and in conformity with accounting principles generally accepted in Japan, which are different in certain respects as to application and disclosure requirements of generally accepted accounting principles in the United States of America. The accounts of foreign subsidiaries are based on their accounting records maintained in conformity with generally accepted accounting principles prevailing in the respective countries of domicile. Certain adjustments and reclassifications have been incorporated in the accompanying consolidated financial statements to conform with accounting principles generally accepted in the United States of America. These adjustments include, but are not limited to, those related to the scope of consolidation and the accounting for business combinations, income taxes, goodwill and intangible assets, inventories, leases, stock-based compensation, revenue recognition, post-retirement benefits, depreciation and amortization, derivative instruments, accruals for certain expenses, and liabilities subject to compromise. These adjustments and reclassifications were not recorded in the statutory books of account.

(b)            Reorganization Proceedings

On February 27, 2012 (the “Petition Date”), Elpida and Akita Elpida Memory, Inc., a wholly owned subsidiary of Elpida, (collectively, the “Debtors”) filed voluntary petitions in the Tokyo District Court (the “Court”) to commence corporate reorganization proceedings under the Corporate Reorganization Act (Kaisha Kosei Ho) of Japan (the “Reorganization Act”).

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

On March 23, 2012, the Court made the order to commence such proceedings and appointed the incumbent President & CEO and an attorney-at-law as trustees. The Debtors are continuing to operate their business as a “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Reorganization Act and the orders of the Court. The Court also appointed and ordered an examiner to examine whether a reorganization plan (the “Plan”) and the related procedures are performed fairly.

On March 28, 2012, shares of Elpida were delisted from the Tokyo Stock Exchange.

On July 2, 2012, Micron Technology Inc. (“Micron”, a company established in the United States of America) and Elpida signed a definitive sponsor agreement whereby Micron would acquire and support Elpida.

On August 21, 2012, Elpida submitted the proposed reorganization plan to the Court. The Plan prepared by the trustees is based on the assumption that Elpida will receive financial support from Micron in accordance with the sponsorship agreement entered on July 2, 2012 and Elpida will pay the reorganization claims, and maintain and reorganize its business with such support.

On October 31, 2012, the Tokyo District Court made an order to refer the proposed reorganization plan submitted by Elpida to a resolution.

Under the Reorganization Act, the Court must confirm the Plan if it has been accepted by a certain number of creditors required under the Reorganization Act and meets other specific requirements including the examination of whether the Plan is in accordance with the Reorganization Act. In addition, even if such Plan cannot be accepted by the required number of creditors under the Reorganization Act, the Court may approve such Plan by modifying it and including a provision that is meant to protect the rights of the respective classes of creditors that opposed such Plan.

In relation to the Plan, no acceptance by the shareholders is required since Elpida is currently insolvent as a result of an appraisal of the properties performed by an appraiser appointed by the trustees. Under these circumstances, pursuant to Article 166, Paragraph 2 of the Reorganization Act, shareholders have no voting rights. Therefore, all of the issued and outstanding shares of Elpida will be acquired and cancelled without any compensation after the order of the confirmation of the Plan, and then the amount of the stated capital will be decreased and eliminated in accordance with the Plan.

There can be no assurance that the Plan will be confirmed by the Court and consummated. Furthermore, there can be no assurance that Elpida will be successful in achieving its reorganization goals.

Subsidiaries that are not included in the Plan continue to operate without the supervision of the Court and are not part of the bankruptcy proceedings.

(c)             Tokyo Stock Exchange Delisting Determination

On March 28, 2012, the Company’s common stock was delisted from the First Section of the TSE in accordance with Rule 601 of the Securities Listing Regulations due to the filing of the petition and commencement of reorganization proceedings.

On February 28, 2012, the Company’s 2nd and 3rd 130% Call Option Attached Unsecured Convertible Bonds with Stock Acquisition Rights were delisted from the TSE in accordance with Rule 921 of the Securities Listing Regulations due to the filing of the petition for the commencement of reorganization proceedings, which led to the Company’s forfeiture of the benefit of time.

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(d)            Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, the Company is operating pursuant to the Reorganization Act and its continuation as a going concern is contingent upon, among other things, its ability to: (i) develop a plan of reorganization and obtain confirmation from the court, (ii) successfully implement the plan of reorganization, (iii) reduce debt and other liabilities through the reorganization process, (iv) return to profitability, and (v) generate sufficient cash flows from operations. These matters create substantial doubt about the Company’s ability to continue as a going concern. As a result of operating under the Reorganization Act, the realization of assets and the satisfaction of liabilities are subject to uncertainty. The accompanying consolidated financial statements do not reflect any adjustments relating to the recoverability of assets and the classification of liabilities that might result from the outcome of these uncertainties. While operating as debtors-in-possession pursuant to the Reorganization Act, the Company may sell or otherwise dispose of or liquidate assets or settle liabilities, subject to the approval of the Court or as otherwise permitted in the ordinary course of business for amounts other than those as reflected in the accompanying consolidated financial statements. Furthermore, the Plan, once confirmed, could materially change the amounts and classifications reported in the accompanying consolidated financial statements which do not give effect to any adjustments to the carrying values of assets or amounts of liabilities that might be necessary as consequence of the confirmation of the Plan.

(2)            Reorganization Disclosures

(a)            Financial Reporting in Reorganization

The Company has applied Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 852, Reorganizations, effective as of the Petition Date, which is applicable to companies in reorganization proceedings under US bankruptcy law, because reorganization proceedings under the Reorganization Act are similar to those under the US bankruptcy law. While ASC 852 generally does not change the manner in which financial statements are prepared, ASC 852 requires that the financial statements for periods subsequent to the petition filing distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Revenues, expenses (including professional fees), realized gains and losses, and provisions for losses resulting from the reorganization and restructuring of the business must be reported separately as reorganization items, except for those required to be reported as discontinued operations and extraordinary items, in the consolidated statements of operations. The balance sheet must distinguish pre-petition liabilities subject to compromise from pre-petition liabilities that are not subject to compromise and post-petition liabilities. Liabilities that may be affected by a plan of reorganization must be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts as a result of the reorganization. In addition, cash receipts and payments resulting from the reorganization must be disclosed.

(b)            Condensed Combined Financial Information

The consolidated financial statements of the Company include entities which are not in the reorganization proceedings, the following presents condensed combined financial information of the entities in the reorganization proceedings. The condensed combined financial information has been prepared, in all material aspects, on the same basis as the consolidated financial statements of the Company.

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

The financial information contained herein represents the condensed combined financial information for the Debtors only. Elpida’s non-Debtor subsidiaries are treated as non-consolidated subsidiaries in this presentation of combined financial information and as such their net loss is included as “equity losses from non-Debtor subsidiaries, net of tax” in the condensed combined statement of operations and their net assets are included as “investments in non-Debtor subsidiaries” in the condensed combined balance sheet. Intercompany transactions between the Debtors have been eliminated in this presentation of combined financial information contained herein. Intercompany transactions between the Debtors and non-Debtor subsidiaries have not been eliminated in the financial information and are reflected as Accounts receivable from non-Debtor subsidiaries and Accounts payable to non-Debtor subsidiaries.

Condensed Combined Debtors-in-Possession Balance Sheet

March 31, 2012
Assets
Current assets:
Cash and cash equivalents	¥14,864
Accounts receivable, net	10,280
Accounts receivable from non-Debtor subsidiaries	36,626
Inventories	68,750
Other current assets	10,213
Total current assets	140,733
Property, plant, and equipment, net of accumulated depreciation and amortization	134,458
Investment in non-Debtor subsidiaries	130,173
Other assets	4,340
Total assets	¥409,704

Liabilities and Stockholders’ Deficit
Current liabilities:
Current portion of obligations under capital leases	¥3,734
Accounts payable	12,114
Accounts payable to non-Debtor subsidiaries	37,471
Other liabilities	9,699
Total current liabilities	63,018
Long-term liabilities	33,617
Liabilities subject to compromise	362,246
Total liabilities	458,881
Temporary equity	29,963
Total stockholders’ deficit	(79,140)
Total liabilities and stockholders’ deficit	¥409,704

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Condensed Combined Debtors-in-Possession Statement of Operations

For the period from February 27, 2012 through March 31, 2012
Net sales	¥25,751
Cost of sales	31,442
Gross loss	(5,691)
Selling, general and administrative expenses	4,753
Operating losses	(10,444)
Equity losses from non-Debtor subsidiaries, net of tax	(17,342)
Reorganization items, net	(3,505)
Other expense, net	(6,024)
Loss before income tax	(37,315)
Income tax	29
Net loss	¥(37,344)

Condensed Combined Debtors-in-Possession Statement of Cash Flows

For the period from February 27, 2012 through March 31, 2012
Net cash used in:
Operating activities	¥(12,711)
Investing activities	(690)
Net decrease in cash and cash equivalents	(13,401)
Cash and cash equivalents, beginning of period	28,265
Cash and cash equivalents, end of period	¥14,864

(c)             Liabilities Subject to Compromise

Liabilities subject to compromise refers to pre-petition obligations which may be impacted by the petition filing. These liabilities represent the estimated amounts expected to be allowed on known or potential claims to be resolved through the reorganization proceedings.

In accordance with ASC 852, substantially all of the Company’s unsecured debt has been classified as liabilities subject to compromise. Additionally, certain of the Company’s undersecured debt has also been classified as liabilities subject to compromise due to an expected deficiency in collateral value.

Differences between the liability amounts Elpida and Elpida Akita estimated and the claims filed by creditors will be investigated and resolved in connection with the claim resolution process. Elpida will continue to evaluate these liabilities throughout the reorganization proceedings and adjust the amounts as necessary. Such adjustments may be material. In light of the expected number of creditors, the claims resolution process may take considerable time to complete. Accordingly, the ultimate settlement amounts of allowed claims are not presently known.

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

The following table summarizes the components of liabilities subject to compromise included on the consolidated balance sheet at March 31, 2012:

2012
Long-term debt	¥240,021
Accounts payable and other liabilities	63,027
Obligations under capital leases	59,198
Total liabilities subject to compromise	¥362,246

(d)            Reorganization Items

Reorganization items, net represent amounts incurred and recorded subsequent to the petition filing as a direct result of the filing of the petition and commencement of reorganization proceedings and are comprised of the following for the year ended March 31, 2012:

2012
Settlement of long-term debt (*1)	¥(238)
Professional fees (*2)	244
Adjustments of bond issuance costs (*3)	448
Penalties (*4)	3,051
Total reorganization items, net	¥3,505

(*1)               The settlement of certain long-term debt resulted in a gain recognized due to 1) the abandonment of the related claim by the respective creditors and 2) the rejection of claims due to the creditors’ application process deficiency.

(*2)               Professional fees are expenses incurred directly related to the reorganization and restructuring.

(*3)               Adjustments of bond issuance costs related to certain debt that has been classified as subject to compromise and previously recorded as an asset to be amortized were fully expensed to adjust related debt amounts to the amounts of the allowed claims.

(*4)               Elpida was obligated to pay penalties for certain debt and lease contracts. In addition, Elpida reimbursed holders of Taiwan Depositary Receipts as a result of filing voluntary petition in Japan.

(3)            Summary of Significant Accounting Policies

(a)            Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and such differences may be material to the consolidated financial statements. Significant items subject to such estimates and assumptions include the useful lives of fixed assets; allowances for doubtful accounts and sales returns; the valuation of derivatives, deferred tax assets, fixed assets, inventory, investments, and stock options; reserves for employee benefit obligations, income tax uncertainties and other contingencies; and classification and measurement of lease obligations and liabilities subject to compromise.

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(b)            Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Elpida and its majority owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. The Company has no involvement with variable interest entities. The Company accounts for investments over which it has significant influence but not a controlling financial interest using the equity method of accounting.

(c)             Foreign Currency Translation

Foreign currency transactions are measured at the applicable rates of exchange prevailing at the transaction dates. Assets and liabilities denominated in currencies other than Japanese yen are remeasured at the applicable rates of exchange prevailing at the balance sheet date with the resulting gain or loss credited or charged to income.

Elpida’s foreign subsidiaries use the local currencies other than Japanese yen as their functional currencies. Accordingly, assets and liabilities of foreign subsidiaries are translated into Japanese yen at applicable year-end rates of exchange and all revenue and expense accounts are translated at average rates of exchange during the year. The resulting translation adjustments are accumulated and included in accumulated other comprehensive income (loss) classified as part of stockholders’ equity.

(d)            Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

(e)             Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on trade accounts receivable are included in net cash provided by operating activities in the consolidated statements of cash flows. Allowance for doubtful trade receivables are determined based on a combination of historical experience, aging analysis, and any specific factors affecting customer accounts. Uncollectible trade accounts receivable are charged-off when legal actions have been taken to collect the receivable, and it becomes clear that an amount smaller than the original receivable will be recovered.

(f)               Inventories

Inventories, except for supplies, are stated at the lower of cost or market, cost being determined using the first-in, first-out method or the average cost method.

The cost of supplies is determined using the first-in, first-out method.

(g)            Revenue Recognition

The Company recognizes revenue when products are delivered and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable.

Taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and therefore are excluded from revenues in the consolidated statements of operations.

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(h)            Investment Securities

Investment securities at March 31, 2012 and 2011 consist of equity securities. The Company classifies its equity securities that have readily determinable fair values as available-for-sale.

Available-for-sale securities are recorded at fair value. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of accumulated other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific-identification basis.

A decline in the market value of any available-for-sale security below cost that is deemed to be other-than-temporary results in an impairment to reduce the carrying amount to fair value. To determine whether an impairment is other-than-temporary, the Company considers all available information relevant to the collectibility of the security, including past events, current conditions, and reasonable and supportable forecasts when developing estimate of cash flows expected to be collected. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry the investee operates in.

(i)               Derivative Instruments and Hedging Activities

The Company recognizes all derivative instruments as either assets or liabilities in the balance sheet at their respective fair values. For derivatives designated in hedging relationships, changes in the fair value are either offset through earnings against the change in fair value of the hedged item attributable to the risk being hedged or recognized in accumulated other comprehensive income, to the extent the derivative is effective at offsetting the changes in cash flows being hedged until the hedged item affects earnings.

The Company enters into derivative contracts that it intends to designate as a hedge of an exposure to changes in the fair value of a recognized asset or liability that are attributable to a particular risk (fair value hedge). For hedging relationships, the Company formally documents the hedging relationship and its risk-management objective and strategy for undertaking the hedge, the hedging instrument, the hedged transaction, the nature of the risk being hedged, how the hedging instrument’s effectiveness in offsetting the hedged risk will be assessed prospectively and retrospectively, and a description of the method used to measure ineffectiveness. The Company also formally assesses, both at the inception of the hedging relationship and on an ongoing basis, whether the derivatives that are used in hedging relationships are highly effective in offsetting changes in fair value of hedged transactions. For derivative instruments that are designated and qualify as part of a fair value hedging relationship, the effective portion of the gain or loss on the derivative is reported as a component of earnings. Gains and losses on the derivative representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in earnings.

The Company discontinues hedge accounting prospectively when it determines that the derivative is no longer effective in offsetting changes in fair value attributable to the hedged risk, the derivative expires or is sold, terminated, or exercised, the fair value hedge is dedesignated in accordance with the derecognition criteria for hedge accounting.

In all situations in which hedge accounting is discontinued and the derivative remains outstanding, the Company continues to carry the derivative at its fair value on the balance sheet and recognizes any subsequent changes in its fair value in earnings.

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(j)               Property, Plant, and Equipment

Property, plant, and equipment are stated at cost. Plant and equipment under capital leases are stated at the present value of minimum lease payments.

Depreciation is calculated on the straight-line method over the following estimated useful lives of the respective assets:

Building and structures	2 to 56 years
Machinery and equipment	2 to 20 years
Furniture and fixtures	2 to 25 year

Plant and equipment held under capital leases are amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the asset.

Total depreciation for the years ended March 31, 2012 and 2011 was ¥113,733 and ¥111,258, respectively.

(k)            Major Maintenance Activities

The Company incurs maintenance costs on its major equipment. Repair and maintenance costs are expensed as incurred.

(l)               Intangible Assets

Intangible assets with finite lives consist primarily of license fees and technologies. License fees are amortized on a straight-line basis over the contractual periods which are principally two to 15 years. Certain costs incurred to develop or obtain internal use computer software are capitalized according to ASC Subtopic 350-40, Internal-Use Software, and amortized on a straight-line basis over the estimated useful lives of five years or less.

(m)         Research and Development and Advertising Costs

Research and development and advertising costs are expensed as incurred. Research and development costs amounted to ¥42,183 and ¥39,705 for the years ended March 31, 2012 and 2011, respectively. Advertising costs amounted to ¥8 and ¥32 for the years ended March 31, 2012 and 2011, respectively.

(n)            Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest related to unrecognized tax benefits in interest expense and penalties in selling, general, and administrative expenses.

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(o)            Stock Option Plan

The Company recognizes the cost of all employee stock options in the consolidated financial statements. Equity-classified awards are measured at the grant date fair value of the award. The Company estimates grant date fair value using the Black-Scholes-Merton option-pricing model. Compensation cost for all stock options is recognized using the straight-line attribution method reduced for estimated forfeitures.

Excess tax benefits of awards that are recognized in equity related to stock option exercises are reflected as financing cash inflows. Stock option cost that has been included in income from continuing operations amounted to ¥0 and ¥44 for the years ended March 31, 2012 and 2011, respectively. The total income tax benefit recognized in the consolidated statements of operations for stock option arrangements was ¥0 and ¥18 for the years ended March 31, 2012 and 2011, respectively.

(p)            Retirement Benefits

The Company has retirement benefit plans which consist of defined benefit pension plans, lump-sum indemnity plans and defined contribution plans.

The Company records annual amounts relating to its defined benefit plans based on calculations that incorporate various actuarial and other assumptions, including discount rates, mortality, assumed rates of return, compensation increases and turnover rates. The Company reviews its assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is appropriate to do so. The effect of modifications to those assumptions is recorded in accumulated other comprehensive income and amortized to net periodic cost over future periods using the corridor method. The Company believes that the assumptions utilized in recording its obligations under its plans are reasonable based on its experience and market conditions.

For the defined contribution plans, the Company recognizes cash contributions as net pension cost.

(q)            Long-Lived Assets

Long-lived assets, such as property, plant, and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. Assets to be disposed of by sale are reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated.

(r)              Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(s)              Capitalized Interest

The Company’s policy is to capitalize interest cost incurred on debt during the construction of major projects. A reconciliation of total interest cost to “interest expense” as reported in the consolidated statements of operations for the years ended March 31, 2012 and 2011 is as follows:

	2012	2011
Interest cost capitalized	¥153	¥39
Interest cost charged to expense	8,445	10,897
Total interest cost	¥8,598	¥10,936

(t)               Fair Value Measurements

The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

•                  Level 1 Inputs:                                      Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

•                  Level 2 Inputs:                                      Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•                  Level 3 Inputs:                                      Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

In January 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements, which provides additional disclosures for transfers in and out of Levels 1 and 2 and for activity in Level 3. ASU 2010-06 also clarifies certain other existing disclosure requirements including level of desegregation and disclosures around inputs and valuation techniques. The provisions of ASU 2010-06 are effective for annual or interim reporting periods beginning after December 15, 2009, except for the requirement to provide the Level 3 activity for purchases, sales, issuances, and settlements on a gross basis, which are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. In the period of initial adoption, the reporting entity shall not be required to provide the disclosures required for any previous periods presented for comparative purposes. The Company adopted the provisions of ASU 2010-06 for the year ended March 31, 2011, except for the requirements to provide the Level 3 activity for purchases, sales, issuances, and settlements on a gross basis, which were adopted for the year ended March 31, 2012. The adoption of ASU 2010-06 did not have a material effect on its consolidated financial statements.

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(u)            Product Warranties

The Company generally provides a limited warranty that its products are in compliance with Company specifications existing at the time of delivery. Under the Company’s general terms and conditions of sale, the liability for certain failures of product during a stated warranty period is usually limited to repair or replacement of defective items or return of, or a credit with respect to, amounts paid for such items. The Company accrues product warranty costs which are based primarily on historical experience of actual warranty claims as well as current information on costs for repair or replacement of defective products.

(4)           Business and Credit Concentrations

The Company is primarily engaged in a single line of business of designing, manufacturing and sale of DRAMs and therefore the fluctuation of unit volumes and prices in the DRAM market can significantly impact the Company’s business.

For the year ended March 31, 2012, the two largest customers accounted for 18.5% and 12.6% of the Company’s sales, and the largest customer accounted for 13.9% of accounts receivable at March 31, 2012. For the year ended March 31, 2011, the largest customer accounted for 30.8% of the Company’s sales, and the same customer accounted for 25.6% of accounts receivable at March 31, 2011.

(5)            Inventories

Inventories at March 31, 2012 and 2011 consisted of the following:

	2012	2011
Finished products	¥34,750	¥31,665
Semi-finished components	20,221	10,390
Raw materials	1,752	2,031
Work in process	21,114	26,517
Supplies	3,216	3,237
	¥81,053	¥73,840

(6)            Pledged Assets

Assets pledged as collateral for guarantees for liabilities at March 31, 2012 and 2011 were as follows:

	2012	2011
Buildings and structures	¥22,116	¥80,630
Machinery and equipment	149,661	232,593
Land	465	4,000
	¥172,242	¥317,223

The above assets were pledged against the following liabilities at March 31, 2012 and 2011:

	2012	2011
Long-term debt	¥129,662	¥185,945
Obligations under capital leases	17,294	10,567
Future lease payments	1,178	3,957
Deposits received	2,930	—
	¥151,064	¥200,469

Of the ¥129,662 of long-term debt at March 31, 2012 above, ¥90,973 was classified as Liabilities subject to compromise.

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(7)         Investment Securities

The carrying amount, gross unrealized holding gains, gross unrealized holding losses, and fair value of available-for-sale equity securities at March 31, 2012 and 2011 were as follows:

	Aggregate cost basis	Gross unrealized holding gains	Gross unrealized holding losses	Aggregate fair value
At March 31, 2012
Available for sale:
Equity securities	¥2,113	¥—	¥—	¥2,113
At March 31, 2011
Available for sale:
Equity securities	¥3,446	¥—	¥(165)	¥3,281

For equity securities, management considers the various factors described in Note (3)(h), including its intent and ability to hold the equity security for a period of time sufficient for recovery in market value. Where management lacks that intent or ability, the security’s decline in fair value is deemed to be other-than-temporary and is recorded in earnings.

(8)            Intangible Assets

Intangible assets subject to amortization at March 31, 2012 and 2011 consisted of the following:

	March 31, 2012
	Gross carrying amount	Accumulated amortization	Net carrying amount
Software	¥1,547	¥(19)	¥1,528
License fees	279	—	279
Total	¥1,826	¥(19)	¥1,807

	March 31, 2011
	Gross carrying amount	Accumulated amortization	Net carrying amount
Software	¥17,422	¥(13,571)	¥3,851
License fees	24,854	(13,572)	11,282
Technology	1,577	(499)	1,078
Total	¥43,853	¥(27,642)	¥16,211

Aggregate amortization expense for intangible assets subject to amortization was ¥7,245 and ¥6,567 for the years ended March 31, 2012 and 2011, respectively. Estimated amortization expense for the next five years is as follows:

Year ending March 31:
2013	¥729
2014	438
2015	229
2016	46
2017	26

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(9)                   Derivative Instruments and Hedging Activities

The Company has entered into interest rate swap agreements to manage the exposure to interest rate risk associated with its underlying debt and foreign exchange forward contracts to offset the adverse impact of fluctuations in foreign exchange rates on accounts receivable and accounts payable denominated in foreign currencies arising from the Company’s operating activities. Neither the interest rate swap agreements nor the foreign exchange forward contracts are designated as hedging instruments under ASC 815, and changes in fair value of both interest rate swap agreements and foreign exchange forward contracts are recognized in income. The related receivable or payable is included in other current assets or other current liabilities.

The counterparties to the Company’s interest rate swap agreements and foreign exchange forward contracts are major financial institutions. As a normal business risk, the Company is exposed to credit loss in the event of nonperformance by the counterparties; however, the Company does not anticipate nonperformance by the counterparties to these agreements, and no material losses are expected.

The fair values of derivative instruments held at March 31, 2012 and 2011 were as follows:

	2012		2011
	B/S Location	Fair value	B/S Location	Fair value
Interest rate swap agreements	Other assets	¥—	Other assets	¥69
Foreign exchange forward contracts	Other assets	—	Other assets	276
Foreign exchange forward contracts	Other liabilities	—	Other liabilities	70

The effect of derivative instruments on the consolidated statements of operations for the years ended March 31, 2012 and 2011 was as follows:

	Recognized as gain (loss) on derivative instruments
		2012	2011
Interest rate swap agreements	Other (expense) / income	¥(69)	¥(45)
Foreign exchange forward contracts	Other (expense) / income	(206)	967

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(10)            Fair Value Measurements

(a)            Fair Value of Financial Instruments

The following table presents the carrying amounts and estimated fair values of the Company’s financial instruments at March 31, 2012 and 2011. Fair value is defined as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

	2012		2011
	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets:
Cash and cash equivalents	¥51,428	¥51,428	¥112,839	¥112,839
Accounts receivable, trade	28,794	28,794	69,146	69,146
Accounts receivable, other	11,499	11,499	17,685	17,685
Investment securities	2,113	2,113	3,281	3,281
Foreign exchange forwards	—	—	206	206
Interest rate swaps	—	—	69	69

Financial liabilities:
Accounts payable, trade	¥19,912	¥19,912	¥54,137	¥54,137
Accounts payable, other	4,726	4,726	29,542	29,542
Accrued income taxes	1,016	1,016	398	398
Long-term borrowings	140,206	See below	195,944	194,530
Straight bonds	44,799	See below	74,976	75,439
Convertible bonds	93,705	See below	66,236	70,942
Long-term other payables	3,856	See below	5,023	4,850

The carrying amounts shown in the table are included in the consolidated balance sheets under the indicated captions, except for interest rate swaps and foreign exchange forwards, which are included in other current assets and other assets; long-term borrowings, straight bonds and convertible bonds, which are included in long-term debt; and long-term other payables, which are included in other liabilities.

The estimated fair values of the financial instruments shown in the above table at March 31, 2012 and 2011 represent the amounts that would be received to sell those assets or that would be paid to transfer those liabilities in an orderly transaction between market participants at that date. Those fair value measurements maximize the use of observable inputs. However, in situations where there is little, if any, market activity for the asset or liability at the measurement date, the fair value measurement reflects the Company’s own judgments about the assumptions that market participants would use in pricing the asset or liability. Those judgments are developed by the Company based on the best information available in the circumstances, including expected cash flows and appropriately risk-adjusted discount rates, available observable and unobservable inputs.

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

•                 Cash and cash equivalents, trade accounts receivable, other accounts receivables, trade accounts payable, other accounts payable, and accrued income taxes: The carrying amounts, at face value or cost plus accrued interest, approximate fair value because of the short maturity of these instruments.

•                 Investment securities: Equity securities classified as available for sale are measured using quoted market prices at the reporting date multiplied by the quantity held. The fair values of equity securities accounted for under the cost method (nonmarketable equity securities) are determined using methodologies that give consideration to a range of factors, including but not limited to the price at which investments were acquired, the nature of the investments, market conditions, trading values on comparable public securities, current and projected operating performance, and financing transactions subsequent to the acquisition of the investments.

•                 Foreign exchange forwards and interest rate swaps: The fair value is determined by obtaining quotes from brokers.

•                 Long-term borrowings and long-term other payables: With respect to the fair value at March 31, 2011, the fair value of the Company’s long-term borrowings, and long-term other payables is determined by discounting the future cash flows of each instrument at rates that reflect rates currently observed in publicly traded debt markets for debt of similar terms to companies with comparable credit risk. For long-term debt measurements, where there are not rates currently observable in publicly traded debt markets of similar terms to companies with comparable credit, the Company uses market interest rates and adjusts that rate for all necessary risks, including its own credit risk. In determining an appropriate spread to reflect its credit standing, the Company considers credit default swap spreads, bond yields of other long-term debt offered by the Company, and interest rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s bankers as well as other banks that regularly compete to provide financing to the Company. With respect to the fair value at March 31, 2012, the Company, having filed the voluntary petitions, would not have been able to enter into similar financing at March 31, 2012. As such, it is impractical to obtain a fair value for the long-term debt and long-term other payables.

•                 Straight bonds and convertible bonds: With respect to the fair value at March 31, 2011, the fair value of the Company’s straight bonds and convertible bonds is measured using quoted offer side prices when quoted market prices are available. If quoted market prices are not available, the fair value is determined using the standard pricing model taking into account the exercisable period, exercise price, volatility, remaining period and credit risk. With respect to the fair value at March 31, 2012, the Company, having filed the voluntary petitions, would not have been able to enter into similar financing at March 31, 2012. As such, it is impractical to obtain a fair value for the bonds as of March 31, 2012.

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(b)            Fair Value Hierarchy

The following table presents the placement in the fair value hierarchy of assets and liabilities that are measured at fair value on a recurring basis at March 31, 2012 and 2011:

		Fair value measurements at reporting date using
	March 31, 2012	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Assets:
Available-for-sale securities
Equity securities (foreign)	¥2,113	¥2,031	¥82	¥—
Total	¥2,113	¥2,031	¥82	¥—

		Fair value measurements at reporting date using
	March 31, 2011	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Assets:
Available-for-sale securities
Equity securities (foreign)	¥3,281	¥3,281	¥—	¥—
Derivatives
Foreign exchange forwards	206	—	206	—
Interest rate swaps	69	—	69	—
Total	¥3,556	¥3,281	¥275	¥—

The Company’s accounting policy is to recognize transfers between levels of the fair value hierarchy on the date of the event or change in circumstances that caused the transfer. There were no significant transfers into or out of Level 1 and Level 2 for the years ended March 31, 2012 and 2011.

The following table presents fair value measurements of assets and liabilities that are measured at fair value on a nonrecurring basis for the years ended March 31, 2012 and 2011.

Description	Year ended March 31, 2012	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total gains (losses)
Investment in an affiliated company	¥3,172	¥3,172	¥—	¥—	¥(4,029)
Long-lived assets	136,907	—	—	136,907	(229,560)

For the year ended March 31, 2012, the Company classified certain investments in Level 1 as the Company used an unadjusted quoted market price in active markets as input to value the investment. In addition, the Company classified the assets described above in Level 3 as the Company used unobservable inputs to value the assets when recognizing impairment losses related to the assets. The fair value for the major assets was measured through the replacement cost method and discounted cash flow method. See Note 24 for further details of impairment of long-lived assets.

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Description	Year ended March 31, 2011	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total gains (losses)
Investment in an affiliated company	¥8,538	¥8,538	¥—	¥—	¥(22)
Long-lived assets	0	—	—	0	(493)

For the year ended March 31, 2011, the Company classified certain investments in Level 1 as the Company used an unadjusted quoted market price in active markets as input to value the investment. In addition, the Company classified the assets described above in Level 3 as the Company used unobservable inputs to value the assets when recognizing impairment losses related to the assets. The fair value for the major assets was measured through the discounted cash flow method.

(11)            Equity Method Investments

Investments in an affiliate accounted for under the equity method consist of 39.66% of the common stock of Tera Probe, Inc. (“Tera Probe”), a semiconductor test house.

Tera Probe was a consolidated subsidiary until December 16, 2010, on which date Tera Probe completed an IPO and listed its shares on the Mothers Section of Tokyo Stock Exchange. As a result of the IPO, the Company’s interest in Tera Probe decreased to 39.66% and the Company has been applying the equity method for the investment in Tera Probe since then.

In December 2010, the investment was measured at fair value as Tera Probe was deconsolidated and the equity method was applied. The fair value determined based on the quoted stock price of Tera Probe as of the date of the deconsolidation was ¥8,538. As a result of the deconsolidation, the Company recognized a loss of ¥22 for the year ended March 31, 2011.

The carrying amount of the investment in Tera Probe was ¥9,532 and the fair value of the investment based on its market price was ¥8,630 at March 31, 2011.

At March 31, 2012, the fair value of the investment decreased to ¥3,172 and the Company evaluated the recoverability of the carrying value of the investment. As a result, the Company determined that there was an other-than-temporary decline in the value of the investment in Tera Probe and recorded an impairment loss of ¥4,029 at March 31, 2012.

(12)            Leases

The Company is obligated under long-term capital lease agreements covering certain facilities and equipment that expire at various dates during the next 12 years. Certain leases contain renewal options for varying periods, and certain leases include options to purchase the leased property at the end of the lease term. Leases generally require the Company to pay for insurance, taxes and maintenance of the property.

The Company entered into long-term agreements to purchase electricity and gas with certain suppliers (see Note 23). The electricity and gas are generated by co-generation systems and nitrogen gas supply systems owned by the energy suppliers and these systems are built on the Company’s premises to provide the electricity and gas exclusively for the Company. The arrangements are treated as leases, and based on the terms of agreement, the arrangements are accounted for as capital leases.

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

At March 31, 2012 and 2011, the gross amount of leased assets and related accumulated amortization recorded under capital leases were as follows:

	2012	2011
Machinery and equipment	¥121,056	¥193,405
Others	121	1,147
	121,177	194,552
Less accumulated amortization	39,607	85,603
	¥81,570	¥108,949

Amortization of assets held under capital leases is included with depreciation expense.

Impairment losses were recognized on certain leased assets during the year ended March 31, 2012. See Note 24 for further details of impairment of long-lived assets.

The Company also has noncancelable operating leases with minimum rental commitments. Minimum rental payments under operating leases are recognized on a straight-line basis over the term of the lease. Rental expense for operating leases for the years ended March 31, 2012 and 2011 was ¥3,802 and ¥6,836, respectively.

Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments at March 31, 2012 are as follows:

	Capital leases	Operating leases
Year ending March 31:
2013	¥11,900	¥992
2014	6,506	706
2015	6,490	157
2016	5,185	66
2017	4,098	—
2018 and thereafter	11,495	—
Total minimum lease payments	45,674	1,921
Less amount representing interest	3,980
Present value of net minimum capital lease payments	41,694
Less current portion of obligations under capital leases	10,900
Obligations under capital leases, excluding current portion	¥30,794

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(13)            Asset Retirement Obligations

The Company has asset retirement obligations (AROs) arising from regulatory requirements to perform certain asset retirement activities at the time that certain long-lived assets are disposed of. The liability was initially measured at fair value and subsequently is adjusted for accretion expense and changes in the amount or timing of the estimated cash flows. The corresponding asset retirement costs are capitalized as part of the carrying amount of the related long-lived asset and depreciated over the asset’s remaining useful life. The following table presents the activity for the AROs for the years ended March 31, 2012 and 2011:

	2012	2011
Balance at beginning of year	¥886	¥848
Additional obligations incurred	—	18
Changes in estimates, including timing	(2)	—
Accretion expense	21	20
Balance at end of year	¥905	¥886

(14)            Long-Term Debt

	2012			2011
	Balance prior to financial statement reclassification	Amounts classified as subject to compromise	Amounts not subject to compromise	Amounts not subject to compromise
Borrowings from banks and financial institutions, due 2012 to 2016 with an average interest rate of 2.6% at March 31, 2012 and due 2011 to 2013 with an average interest rate of 2.4 % at March 31, 2011	¥140,206	¥(101,517)	¥38,689	¥195,944
2.03% unsecured yen bonds due 2012	14,999	(14,999)	—	14,976
2.29% unsecured yen bonds due 2012	10,000	(10,000)	—	10,000
2.09% unsecured yen bonds due 2012	—	—	—	30,000
2.10% unsecured yen bonds due 2012	19,800	(19,800)	—	20,000
U.S. dollar denominated convertible bonds with stock acquisition rights due 2013 (zero interest)	6,205	(6,205)	—	6,236
2nd 130% call option attached unsecured convertible bonds with stock acquisition rights due 2015 (interest rate 0.5%)	60,000	(60,000)	—	60,000
3rd 130% call option attached unsecured convertible bonds with stock acquisition rights due 2016 (interest rate 0.7%)	27,500	(27,500)	—	—
Total long-term debt	278,710	(240,021)	38,689	337,156
Less current portion	72,639	(44,799)	27,840	132,188
Long-term debt, excluding current portion	¥206,071	¥(195,222)	¥10,849	¥204,968

Under the terms of the convertible bonds, the filing of the petition for commencement of reorganization proceedings constituted the Company’s forfeiture of benefits of time and all amounts outstanding under these convertible bonds were accelerated and became immediately due and payable. As a result, the Company classified the following convertible bonds as Liabilities subject to compromise at March 31, 2012. Also upon the commencement of reorganization proceedings, conversion options and call options attached to these convertible bonds became unexercisable.

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

•                     U.S. Dollar Denominated Convertible Bonds with Stock Acquisition Rights

In April 2010, the Company issued $75 million of U.S. dollar denominated zero coupon convertible bonds that are due on April 19, 2013. The convertible bonds are convertible into the Company’s common shares at any time from April 1, 2012 to March 31, 2013. The initial conversion rate is approximately 48.7 shares of the common shares per ¥100,000 principal amount, or approximately ¥2,052 per share. The conversion rate is subject to adjustment if specified distributions of common shares are made or specified share splits occur, in each case as set forth in the indenture governing the convertible bonds. At March 31, 2012, the conversion rate is approximately 51.5 shares of common stock per ¥100,000 principal amount, or approximately ¥1,941 per share. Upon conversion, holders shall obtain common shares of the Company.

•                     2nd 130% Call Option Attached Unsecured Convertible Bonds with Stock Acquisition Rights

In October 2010, the Company issued ¥60,000 of the 2nd 130% call option attached unsecured convertible bonds with stock acquisition rights with an interest rate of 0.5% per annum that are due on October 26, 2015. The convertible bonds are convertible into the Company’s common shares at any time from December 1, 2010 to October 22, 2012. The initial conversion rate of the convertible bonds is approximately 81.8 shares of common stock per ¥100,000 principal amount, or approximately ¥1,222 per share. The conversion rate is subject to adjustment if specified distributions of common shares are made or specified stock splits occur, in each case as set forth in the indenture governing the convertible bonds. At March 31, 2012, the conversion rate is approximately 86.5 shares of common stock per ¥100,000 principal amount, or approximately ¥1,156 per share. Upon conversion, holders shall obtain common shares of the Company. The Company may redeem for cash the convertible bonds on or after December 3, 2012 if the closing prices of the common shares of the Company in the regular trading on the Tokyo Stock Exchange on each day for a period of twenty consecutive trading days have been 130% or more of the conversion price.

•                     3rd 130% Call Option Attached Unsecured Convertible Bonds with Stock Acquisition Rights

In August 2011, the Company issued ¥27,500 of the 3rd 130% call option attached unsecured convertible bonds with stock acquisition rights with an interest rate of 0.7% per annum that are due on August 1, 2016. The convertible bonds are convertible into the Company’s common shares at any time from September 1, 2011 to July 28, 2016. The initial conversion rate of the convertible bonds is approximately 104.0 shares of common stock per ¥100,000 principal amount, or approximately ¥962 per share. The conversion rate is subject to adjustment if specified distributions of common shares are made or specified stock splits occur, in each case as set forth in the indenture governing the convertible bonds. Upon conversion, holders shall obtain common shares of the Company. The Company may redeem for cash the convertible bonds on or after September 2, 2013 if the closing prices of the common shares of the Company in the regular trading on the Tokyo Stock Exchange on each day for a period of twenty consecutive trading days have been 130% or more of the conversion price.

The aggregate maturities of long-term debt not subject to compromise for each of the five years subsequent to March 31, 2012 are as follows:

Year ending March 31:
2013	¥27,840
2014	3,325
2015	3,342
2016	3,345
2017	837

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(15)            Income Taxes

(a)            Tax Rate Reconciliation

The Company and its domestic consolidated subsidiaries are subject to corporation tax, inhabitants’ taxes and enterprise tax in Japan, which, in the aggregate, resulted in a statutory tax rate of approximately 40.7% for the years ended March 31, 2012 and 2011. Income taxes of the foreign consolidated subsidiaries are based generally on the tax rates applicable in their countries of incorporation.

On November 30, 2011, the National Diet of Japan approved laws amending previous income tax laws. Upon the change in the laws, the statutory income tax rate in Japan will be changed to approximately 38.0% for fiscal years beginning on or after April 1, 2012, and to approximately 35.6% for fiscal years beginning on or after April 1, 2015. Thus, the Company and its domestic subsidiaries remeasured deferred tax assets and liabilities as of the enactment date based on the new tax rates to be applied in the fiscal years in which temporary differences are expected to be recovered or settled. The effect of tax rate changes in Japan did not have a material impact on the Company’s consolidated financial statements.

Significant components of reconciling items between the statutory tax rate and the effective tax rate for the years ended March 31, 2012 and 2011 were as follows:

	2012	2011
Statutory tax rate	40.7%	40.7%
Adjustments:
Expenses not deductible for tax purposes	(0.1)	0.1
Difference in statutory tax rates of foreign subsidiaries	(1.3)	(53.4)
Change in valuation allowance	(34.9)	18.4
Investment credit	(3.9)	0.8
Other	(0.7)	(0.5)
Effective tax rate	(0.2)%	6.1%

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(b)            Significant Components of Deferred Taxes

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at March 31, 2012 and 2011 were as follows:

	2012	2011
Deferred tax assets:
Net operating loss carryforwards	¥138,353	¥93,126
Property, plant, and equipment and intangible assets	92,388	11,751
Accrued expenses and other current liabilities	2,043	2,982
Inventories	3,119	1,997
Reserve for doubtful accounts	7,417	372
Retirement benefits	2,141	1,719
Tax credit carryforwards	3,576	18,757
Government grants	—	1,142
Impairment of investments in an affiliate	1,426	—
Other deductible temporary differences	4,958	2,679
Total gross deferred tax assets	255,421	134,525
Less valuation allowance	(238,164)	(117,272)
Net deferred tax assets	17,257	17,253
Deferred tax liabilities:
Property, plant, and equipment	(16,819)	(16,392)
Intangible assets	(325)	(435)
Unrealized losses on securities	(275)	(275)
Foreign exchange losses	(133)	(518)
Other taxable temporary differences	(193)	(401)
Total gross deferred tax liabilities	(17,745)	(18,021)
Net deferred tax liabilities	¥(488)	¥(768)

The valuation allowance for deferred tax assets at March 31, 2010 was ¥123,146. The net change in the total valuation allowance was an increase of ¥120,892 for the year ended March 31, 2012 and a decrease of ¥5,874 for the year ended March 31, 2011, respectively. The valuation allowance at March 31, 2012 was primarily related to deferred tax assets associated with net operating loss carryforwards that, in the judgment of management, are not more-likely-than-not to be realized.

In assessing the realizability of deferred tax assets, the Company considers whether it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible and tax credit carryforwards are utilized. The Company considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected future taxable income, and tax-planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, the Company believes it is more-likely-than-not that the Company will realize the benefits of these deductible differences and tax carryforwards, net of the existing valuation allowances at March 31, 2012. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

The Company has not recognized a deferred tax liability of approximately ¥643 for the undistributed earnings of its foreign operations that arose for the year ended March 31, 2012 and prior years as the Company considers these earnings to be indefinitely reinvested. At March 31, 2012, the undistributed earnings of these subsidiaries are approximately ¥9,973.

A reconciliation of the beginning and ending amount of total unrecognized tax benefits for the years ended March 31, 2012 and 2011 was as follows:

	2012	2011
Balance at beginning of year	¥1,143	¥—
Increase related to prior year tax positions	—	1,143
Increase related to current year tax positions	44	—
Settlements	(1,143)	—
Balance at end of year	¥44	¥1,143

As of March 31, 2012 and 2011, the amount of unrecognized tax benefits that, if recognized, would affect the effective income tax rates is not material.

Although the Company believes its estimates and assumptions of unrecognized tax benefits are reasonable, given the uncertainty regarding when tax authorities will complete their examinations, the items subject to their examinations and the possible outcomes of their examinations, an accurate estimate of significant increases that may occur within the next twelve months cannot be made at March 31, 2012.

The Company recognizes interest and penalties related to unrecognized tax benefits in interest expense and selling, general, and administrative expenses, respectively, in the consolidated statements of operations. Both the amount of interest and penalties in the consolidated balance sheets accrued at March 31, 2012 and 2011, and the amount of interest and penalties included in income taxes in the consolidated statements of operations for the years ended March 31, 2012 and 2011 are not material.

The Company files income tax returns in Japan and various foreign tax jurisdictions. In Japan, the Company is no longer subject to regular income tax examinations by tax authorities for fiscal years prior to the year ended March 31, 2010. In other major foreign tax jurisdictions, including the United States and Taiwan, the Company is no longer subject to income tax examinations by tax authorities for fiscal years prior to the year ended March 31, 2011.

Net operating loss and tax credit carryforwards are available to reduce future income taxes. If not utilized, such operating loss and tax credit carryforwards expire as follows:

2012
Within 1 year	¥3,804
Within 2 years	302
Within 3 years	20,655
Within 4 years	35
Within 5 years	—
After 5 to 10 years	388,292
After 10 to 15 years	6
After 15 years	323
Balance at end of year	¥413,417

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(16)            Redeemable Noncontrolling Interest

The noncontrolling stock holders of certain of Elpida’s majority-owned subsidiaries have the right to require Elpida to redeem their shares at the acquisition value. Accordingly, the Company has presented these redeemable noncontrolling interest as a mezzanine item in the consolidated balance sheet.

On October 29, 2012, redeemable noncontrolling interest decreased ¥15,000 due to the liquidation of a majority-owned subsidiary.

(17)            Redeemable Preferred Stock

The Company’s Type I and Type II Preferred Stock are redeemable preferred stock and were required to be classified outside of stockholders’ equity as a mezzanine item in the consolidated balance sheet.

Upon the commencement of reorganization proceedings, conversion options, put options and call options attached to the preferred stock became unexercisable. Also, upon the commencement of reorganization proceedings, holders of preferred stock became unable to exercise the right to receive the cumulative preferred stock dividends in arrears. Cumulative preferred stock dividends in arrears at March 31, 2011 was ¥1,573 or ¥554 per share.

Elpida Type I Preferred Stock

In August 2009, the Company issued ¥10,000 of Type I non-voting preferred stock with no mandatory redemption clause. A holder of preferred stock is entitled to receive dividends and, upon liquidation and dissolution, is entitled to receive 100% of the acquisition value, plus accrued and unpaid dividends, if any. The preferred stock is convertible into the common shares in a step-by-step manner at any time from May 1, 2011 to July 28, 2016. The initial conversion rate of the preferred stock is approximately 72.6 shares of common shares per ¥100,000 preferred share amount, or approximately ¥1,377 per share. The conversion rate is subject to adjustment if specified distributions of common shares are made or specified stock splits occur, in each case as set forth in the indenture governing the preferred stock. At March 31, 2012, the conversion rate is approximately 103.9 shares of common shares per ¥100,000 preferred share amount, or approximately ¥963 per share. Upon conversion, holders shall obtain common shares of the Company. The Company may repurchase for cash all or a portion of the preferred stock at a repurchase price equal to 100% of the acquisition value, plus accrued and unpaid dividends, if any, on or after September 1, 2009 upon exercise of the call options. The holder also may require the Company to repurchase for cash all or a portion of the preferred stock at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid dividend, if any, on or after April 1, 2012 upon exercise of the put options.

Elpida Type II Preferred Stock

In August 2009, the Company issued ¥20,000 of Type II non-voting preferred stock with no mandatory redemption clause. A holder of preferred stock is entitled to receive dividends and, upon liquidation and dissolution, is entitled to receive 100% of the acquisition value, plus accrued and unpaid dividends, if any. The preferred stock is convertible into the common shares in a step-by-step manner at any time from February 1, 2011 to July 28, 2016. The initial conversion rate of the preferred stock is approximately 82.1 shares of common shares per ¥100,000 preferred share amount, or approximately ¥1,218 per share. The conversion rate is subject to adjustment if specified distributions of common shares are made or specified stock splits occur, in each case as set forth in the indenture governing the preferred stock. At March 31, 2012, the conversion rate is approximately 103.9 shares of common shares per ¥100,000 preferred share amount, or approximately ¥963 per share. Upon conversion, holders shall obtain common shares of the Company. The Company may repurchase for cash all or a portion of the preferred stock at a repurchase price equal to 100% of the acquisition value, plus accrued and unpaid dividend, if any, on or after September 1, 2009 upon exercise of the call options. The holder also may require the Company to repurchase for cash all or a portion of the preferred stock at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid dividend, if any, on or after April 1, 2012 upon exercise of the put options.

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(18)            Stockholders’ Equity

In accordance with the Plan, the shareholders of common stock have no voting rights since Elpida is currently insolvent. All of the issued and outstanding common and preferred stock of Elpida will be acquired and cancelled without any compensation after the order of the confirmation of the Plan.

Holders of common stock are entitled to one vote per share, and to receive dividends and, upon liquidation or dissolution, are entitled to receive all assets available for distribution to stockholders. The holders have no preemptive or other subscription rights and there are no redemption or sinking fund provisions with respect to such shares. Common stock is subordinate to the preferred stock with respect to dividend rights and rights upon liquidation, winding up and dissolution of the Company.

(19)            Comprehensive Loss

The accumulated balances for each classification of other comprehensive loss were as follows:

	Foreign currency translation adjustments	Unrealized gains/(losses) on securities	Retirement benefits	Accumulated other comprehensive loss
Balance at March 31, 2010	¥(14,073)	¥89	¥(1,409)	¥(15,393)
Net change for the year	(3,596)	(209)	(120)	(3,925)
Balance at March 31, 2011	(17,669)	(120)	(1,529)	(19,318)
Net change for the year	(2,807)	120	(791)	(3,478)
Balance at March 31, 2012	¥(20,476)	¥—	¥(2,320)	¥(22,796)

The related tax effects allocated to each component of accumulated other comprehensive loss for the years ended March 31, 2012 and 2011 were as follows:

	Before-tax amount	Tax (expense) or benefit	Net-of-tax amount
For the year ended March 31, 2012:
Net unrealized gains on securities:
Reclassification adjustments for gains and losses realized in net income	¥165	¥(45)	¥120
Retirement benefits:
Amount arising during the year	(843)	—	(843)
Reclassification adjustments for gains and losses realized in net income	52	—	52
Total	(791)	—	(791)
Foreign currency translation adjustments	(2,807)	—	(2,807)
Other comprehensive income	¥(3,433)	¥(45)	¥(3,478)
For the year ended March 31, 2011:
Net unrealized losses on securities:
Amount arising during the year	¥(255)	¥46	¥(209)
Retirement benefits:
Amount arising during the year	(176)	—	(176)
Reclassification adjustments for gains and losses realized in net income	56	—	56
Total	(120)	—	(120)
Foreign currency translation adjustments	(3,596)	—	(3,596)
Other comprehensive income	¥(3,971)	¥46	¥(3,925)

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(20)            Stock Option Plan

(a)            Elpida Stock Option Plan

On March 23, 2004, Elpida established a stock option plan approved by the shareholders under which options were granted to directors, corporate officers, certain upper-level employees, corporate auditors and certain subsidiaries to purchase shares of common stock of Elpida at the approximate market value at the date of grant. All awards have 3-7 year terms and are vested and become fully exercisable after two years from the date of grant. Elpida stock option plan will be forfeited upon the acceptance of the reorganization plan.

Stock option activity during the periods indicated below was as follows:

	Number of shares	Weighted average exercise price	Weighted average remaining contractual term	Aggregate intrinsic value
Outstanding at April 1, 2011	3,155,300	¥2,947
Granted	—	—
Exercised	—	—
Forfeited	(2,700)	4,433
Expired	—	—
Outstanding at March 31, 2012	3,152,600	¥2,945	1.15	—
Exercisable at March 31, 2012	3,152,600	¥2,945	1.15	—

	Number of shares	Weighted average exercise price	Weighted average remaining contractual term	Aggregate intrinsic value
Outstanding at April 1, 2010	3,158,400	¥2,948
Granted	—	—
Exercised	—	—
Forfeited	(3,100)	4,375
Expired	—	—
Outstanding at March 31, 2011	3,155,300	¥2,947	2.15	—
Exercisable at March 31, 2011	3,155,300	¥2,947	2.15	—

A summary of the status of the Company’s nonvested shares at March 31, 2011 and changes for the year then ended was as follows:

Nonvested shares	Shares	Weighted average grant-date fair value
Outstanding at April 1, 2010	97,900	¥538
Granted	—	—
Vested	(97,200)	538
Forfeited	(700)	538
Outstanding at March 31, 2011	—	¥—

The total fair value of shares vested for the year ended March 31, 2011 was ¥52.

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(b)            Rexchip Stock Option Plan

On December 28, 2007, Rexchip established a stock option plan approved by the shareholders under which options were granted to employees to purchase shares of common stock of Rexchip at the approximate market value at the date of grant. All awards have six year terms and are vested and become fully exercisable after the date of grant except the period up to the fifth business day after the date of obtaining listing approval from the stock exchange in Taiwan.

Stock option activity during the periods indicated below was as follows (in New Taiwan Dollars, or TWD):

	Number of shares		Weighted average exercise price	Weighted average remaining contractual term	Aggregate intrinsic value
Outstanding at April 1, 2011	72,895,000	TWD	15.11
Granted	—		—
Exercised	—		—
Forfeited	(3,604,000)		15.11
Expired	—		—
Outstanding at March 31, 2012	69,291,000	TWD	15.11	1.75	—
Exercisable at March 31, 2012	69,291,000	TWD	15.11	1.75	—

	Number of shares		Weighted average exercise price	Weighted average remaining contractual term	Aggregate intrinsic value
Outstanding at April 1, 2010	75,962,000	TWD	15.11
Granted	—		—
Exercised	—		—
Forfeited	(3,067,000)		15.11
Expired	—		—
Outstanding at March 31, 2011	72,895,000	TWD	15.11	2.75	2,197
Exercisable at March 31, 2011	72,895,000	TWD	15.11	2.75	2,197

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(21)           Retirement Benefits

Elpida has retirement benefit plans which consist of defined benefit pension plans, lump-sum indemnity plans and defined contribution plans. Certain consolidated subsidiaries have defined contribution plans and lump-sum indemnity plans.

(a)            Defined Benefit Plans

The following table sets forth benefit obligations, fair value of plan assets, and funded status of defined benefit pension plans and lump-sum indemnity plans at March 31, 2012 and 2011:

	2012	2011
Benefit obligation	¥(11,791)	¥(9,704)
Fair value of plan assets	6,285	5,583
Funded status	¥(5,506)	¥(4,121)
Amounts recognized in the consolidated balance sheets consist of:
Accrued expenses and other current liabilities	¥(245)	¥(207)
Liability for pension benefits	(5,261)	(3,914)
Net amount recognized	¥(5,506)	¥(4,121)

The pre-tax amounts recognized in accumulated other comprehensive income consisted of:

	2012	2011
Net actuarial loss	¥2,113	¥1,296
Prior service costs	207	233
	¥2,320	¥1,529

The accumulated benefit obligations for the defined benefit pension plans and lump-sum indemnity plans were ¥11,740 and ¥9,662 at March 31, 2012 and 2011, respectively.

Net periodic benefit cost recognized and other changes in plan assets and benefit obligations recognized in other comprehensive income for the years ended March 31, 2012 and 2011 were:

	2012	2011
Net periodic benefit cost recognized	¥1,364	¥1,301
Other changes in plan assets and benefit obligations recognized in other comprehensive income:
Net actuarial loss	843	176
Amortization of actuarial loss	(26)	(29)
Amortization of prior service costs	(26)	(27)
Total recognized in other comprehensive income	791	120
Total recognized in net periodic benefit cost and other comprehensive income	¥2,155	¥1,421

The estimated net actuarial loss and prior service cost for all defined benefit plans that will be amortized from accumulated other comprehensive income into net periodic benefit cost over the next fiscal year are ¥66 and ¥26, at March 31, 2012 and 2011, respectively.

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Weighted average assumptions used to determine benefit obligations at March 31, 2012 and 2011 were as follows:

	2012	2011
Discount rate	1.8%	2.2%
Rate of compensation increase	4.9%	4.9%

Weighted average assumptions used to determine net benefit cost for the years ended March 31, 2012 and 2011 were as follows:

	2012	2011
Discount rate	2.2%	2.2%
Expected long-term rate of return on plan assets	2.1%	2.4%
Rate of compensation increase	4.9%	4.9%

Elpida’s overall expected long-term rate of return on assets is 2.1%. The expected long-term rate of return is based on the portfolio as a whole and not on the sum of the returns on individual asset categories. The return is based exclusively on historical returns, without adjustments.

The following table summarizes employer contributions and benefits paid for the years ended March 31, 2012 and 2011:

	2012	2011
Employer contributions	¥743	¥719
Benefits paid	(92)	(65)

Elpida’s investment policies are designed to ensure adequate plan assets are available to provide future payments of pension benefits to eligible participants. Elpida evaluates the gap between expected return and actual return of invested plan assets on an annual basis to determine if such differences necessitate a revision in the formulation of the portfolio. Elpida revises the portfolio when and to the extent considered necessary to achieve the expected long-term rate of return on plan assets.

Elpida’s portfolio, except the employee pension trust, consists of three major components: approximately 50% is invested in equity securities, approximately 40% is invested in debt securities, and approximately 10% is invested in other assets such as cash and cash equivalents. At March 31, 2012, and 2011, there is no significant deviation between the target allocations and actual results.

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

The fair values of the pension plan assets at March 31, 2012 and 2011 were as follows:

	2012
	Total	Quoted prices in active markets for identical assets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Asset category:
Cash and cash equivalents	¥895	¥895	¥—	¥—
Equity securities:
Pooled funds	2,854	—	2,854	—
Debt securities:
Pooled funds	2,201	—	2,201	—
Other assets:
Pooled funds	335	—	335	—
Total	¥6,285	¥895	¥5,390	¥—

	2011
	Total	Quoted prices in active markets for identical assets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Asset category:
Cash and cash equivalents	¥885	¥885	¥—	¥—
Equity securities:
Pooled funds	2,451	—	2,451	—
Debt securities:
Pooled funds	1,945	—	1,945	—
Other assets:
Pooled funds	302	—	302	—
Total	¥5,583	¥885	¥4,698	¥—

Each level into which assets are categorized is based on inputs used to measure the fair value of the assets, and does not necessarily indicate the risks or ratings of the assets.

Level 1 mainly represents an employee pension trust which invests solely in cash and cash equivalents.

Level 2 assets are comprised of pooled funds that invest mainly in equity and debt securities and corporate bonds. Pooled funds are valued at their net asset values that are calculated by the sponsor of the fund.

Elpida expects to contribute ¥739 to its defined benefit pension plans for the year ending March 31, 2013.

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Benefits expected to be paid through 2022 from all defined benefit plans are disclosed in the following table. The expected benefits are based on the same assumptions used to measure the Company’s benefit obligation and include estimated future employee service.

Year ending March 31,
2013	¥251
2014	315
2015	342
2016	370
2017	411
2018 to 2022	2,408

(b)Defined Contribution Plans

Expenses for defined contribution plans recognized by Elpida for the years ended March 31, 2012 and 2011 were ¥446 and ¥475, respectively.

(22)           Cash Flow Information

Capital lease obligations of ¥5,764 and ¥39,016 were incurred for the years ended March 31, 2012 and 2011, respectively, when the Company entered into leases for new machinery and equipment.

Interest payments for the years ended March 31, 2012 and 2011 were ¥6,641 and ¥11,064, respectively. Income taxes paid for these years were ¥236 and ¥1,401, respectively.

Of the ¥2,504 of Reorganization items, net for the year ended March 31, 2012, ¥200 was paid through the year ended March 31, 2012.

(23)           Commitments and Contingencies

(a)            Commitments

Commitments outstanding at March 31, 2012 for the purchase of property, plant and equipment were ¥27,222.

The Company entered into a long-term agreement to purchase natural gas with Hiroshima Gas Co., Ltd. from February 2005 to March 31, 2015. Based on the agreement, the Company purchased natural gas in the aggregate amount of ¥9,589 and ¥7,072 for the years ended March 31, 2012 and 2011, respectively. (See Note 12)

The Company entered into long-term agreements to purchase electric power with SC Hiroshima Energy Corporation (“SC Hiroshima”) from December 1, 2005 to December 31, 2022 and Energia Solution & Services (“Energia”) from April 1, 2002 to March 31, 2017. Based on the agreements, the Company purchased electric power in the aggregate amount of ¥1,920 and ¥2,111 for the years ended March 31, 2012 and 2011, respectively. (See Note 12)

At March 31, 2012, the Company has commitments to purchase natural gas and electric power in the aggregate in succeeding years as follows:

Year ending March 31:
2013	¥10,884
2014	12,311
2015	12,311
2016	1,884
2017 and thereafter	11,596

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(b)            Product Warranties

The following table is a reconciliation of the changes in the Company’s aggregate product warranty liability for the years ended March 31, 2012 and 2011:

	2012	2011
Balance at beginning of year	¥306	¥77
Accruals for warranties issued during the year	182	306
Warranty costs incurred during the year	(306)	(77)
Balance at end of year	¥182	¥306

(c)Legal Proceedings

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity.

(24)           Impairment Charge

A variety of external economic factors have contributed to the decline in the Company’s operating performance. The global economic downturn that began in the fall of 2008 has continued to cause demand decreases and price declines of DRAMs, which resulted in significant reductions in the Company’s manufacturing capacity utilization as the Company reduced production. Coupled with additional factors such as the record-breaking strong yen, fierce competition in the DRAMs industry and the great flood in Thailand, the Company’s operating performance significantly deteriorated during the year ended March 31, 2012, which led to the voluntary petition filing by Debtors on February 27, 2012.

Given these indicators of impairment, the Company believed its long-lived assets including certain intangible assets may not be recoverable during the fourth quarter of 2012. The estimated undiscounted future cash flows generated by the equipment were less than their carrying values, and the carrying values of the equipment were reduced to fair value. This resulted in a pre-tax charge of ¥228,523 recorded by the Debtors, which was included as a separate line item in the consolidated statements of operations for the year ended March 31, 2012. Management estimated the fair value based on replacement cost method and discounted cash flow method. No impairment charges were recorded by the Debtors for the year ended March 31, 2011. (See Note 10)

Rexchip had assets to be disposed of other than through sales which had ceased to be used at March 31, 2012 and 2011. These assets were adjusted to fair value, which was measured based on salvage value, because the assets could not be sold or used for another purpose. This resulted in a pre-tax charge of ¥1,037 and ¥493, which was recorded as a separate line item in the consolidated statements of operations for the years ended March 31, 2012 and 2011, respectively.

(25)           Shipping and Handling Costs

Shipping and handling costs are included in selling, general and administrative expenses. Shipping and handling costs for the years ended March 31, 2012 and 2011 were ¥1,169 and ¥1,618, respectively.

ELPIDA MEMORY, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(26)           Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through December 5, 2012, the date at which the financial statements were available to be issued, and determined that there are no items to disclose other than those described in other footnotes to the consolidated financial statements.